                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 20, 1997 in the Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-27299) and related Prospectus of Borealis Technology Corporation for the registration of 1,600,000 shares of its common stock, warrant and 240,000 shares of common stock issuable upon exercise of the warrant.


                                          /s/ ERNST & YOUNG LLP

Reno, Nevada

June 27, 1997